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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------


                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                    36-3145972
----------------------------------------  -------------------------------------
(State of Incorporation or Organization)     (IRS Employer Identification No.

   1585 Broadway, New York, New York                    10036
----------------------------------------  -------------------------------------
(Address of Principal Executive Offices)               (Zip Code)


If this Form relates to the registration  If this Form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act and     pursuant to Section 12(g) of the
is effective pursuant to General          Exchange Act and is effective pursuant
Instruction A.(c), please check the       to General Instruction A.(d), please
following box. [X]                        check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-47576

Securities to be registered pursuant to Section 12(b) of the Act:



          Title of Each Class                  Name of Each Exchange on Which
----------------------------------------  --------------------------------------
Medium-Term Notes, Series C, 0.50%        THE AMERICAN STOCK EXCHANGE
Exchangeable Notes due March 30, 2008

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)




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


     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 0.5% Exchangeable Notes due March 30, 2008 (Exchangeable for Shares of Common Stock of Three Technology Companies) ("Technology Basket Exchangeable Notes"). A description of the Technology Basket Exchangeable Noes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Technology Basket Exchangeable Notes contained in the pricing supplement dated March 26, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Technology Basket Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the Technology Basket Exchangeable Notes.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          MORGAN STANLEY DEAN WITTER & CO.
                                          (Registrant)

Date: March 28, 2001                      By:
                                             -----------------------------------
                                              Martin M. Cohen
                                              Assistant Secretary and Counsel

                               INDEX TO EXHIBITS

Exhibit No.                                                             Page No.

4.1  Proposed form of Global Note evidencing the Technology Basket        A-1
     Exchangeable Notes

                             FIXED RATE SENIOR NOTE

REGISTERED                                                      REGISTERED
No. FXR                                                         U.S.$62,000,000
                                                                CUSIP: 617446GJ2

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                         MORGAN STANLEY DEAN WITTER & CO.
                                     SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                                   (Fixed Rate)

                                    0.50% EXCHANGEABLE NOTE DUE MARCH 30, 2008
                                           (EXCHANGEABLE FOR SHARES OF
                                            THREE TECHNOLOGY COMPANIES)

===================================================================================================================
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE:               MATURITY DATE:
     April 2, 2001                 DATE: See "MSDW              0.50% per annum              March 30, 2008
                                   Call Right" below
-------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL REPAYMENT
     DATE: April 2, 2001           PERCENTAGE:                  DATE(S): Each                DATE(S): N/A
                                   100%. See also               March 30 and
                                   "MSDW Call Right"            September 30,
                                   below                        beginning September
                                                                30, 2001
-------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
     U.S. Dollars                  PERCENTAGE                   PERIOD:  Semi-               MODIFIED
                                   REDUCTION: N/A               annually                     PAYMENT UPON
                                                                                             ACCELERATION:
                                                                                             See "Alternate
                                                                                             Calculation in case of
                                                                                             an Event of Default"
                                                                                             below
-------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
     CURRENCY                      PERIOD: N/A                  ANNUAL
     OTHER THAN                                                 INTEREST
     U.S. DOLLARS,                                              PAYMENTS: N/A
     OPTION TO
     ELECT
     PAYMENT IN
     U.S. DOLLARS:
     N/A
-------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                           ORIGINAL YIELD TO
     AGENT: N/A                                                                              MATURITY: N/A
-------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
     See below
===================================================================================================================

Basket Value................................     The Basket Value, for any date, shall equal the sum of the products of the Market Prices and the applicable Initial
                                                 Exchange Ratios or Step-up Exchange Ratios, as the case
                                                 may be, for each Basket Stock, each determined as of
                                                 such date by the Calculation Agent.



                                                      2





Basket......................................     The basket is a weighted portfolio of the three Basket
                                                 Stocks. See "Basket Stocks" below.

Basket Stocks...............................     The following table sets forth the Basket Stocks, the
                                                 ticker symbol of the Basket Stocks on the New York
                                                 Stock Exchange, Inc. and the Nasdaq National Market and
                                                 the Initial Exchange Ratio and Step-up Exchange Ratio of
                                                 each Basket Stock:

                                                                                       Initial        Step-up
                                                  Issuer of                            Exchange       Exchange
                                                  Basket Stock           Ticker          Ratio          Ratio
                                                  ------------           ------         -------        -------
                                                  Sun Microsystems        SUNW          6.507354      16.439630
                                                  Cisco Systems           CSCO          6.272219      15.845607
                                                  Nortel Networks          NT           6.578826      16.620192

Initial Exchange Ratio......................     The exchange ratios in effect for exchange dates occurring from and including April 2, 2001 to and including April 15, 2003.

                                                 The Initial Exchange Ratios are set forth under "Basket
                                                 Stocks" above and are subjectto adjustment for certain
                                                 corporate events. See "Adjustments to the Initial
                                                 Exchange Ratios, the Step-up Exchange Ratios and the
                                                 Basket" below.

Step-up Exchange Ratio......................     The exchange ratios in effect for exchange dates occurring on or after April 16, 2003.

                                                 The Initial Exchange Ratios are set forth under "Basket
                                                 Stocks" above and are subject to adjustment for certain
                                                 corporate events. See "Adjustments to the Initial
                                                 Exchange Ratios, the Step-up Exchange Ratios and the
                                                 Basket" below.

Exchange Right..............................     On any Exchange Date, subject to a prior call of this Note for cash in an amount equal to the Call Price by the Issuer as described under "MSDW Call Right" below, the holder
                                                 of this Note shall be entitled upon (i) completion by the
                                                 holder and delivery to the Issuer and the Calculation
                                                 Agent of an Official Notice of Exchange (in the form of
                                                 Annex A attached hereto) prior to 11:00 a.m. New York
                                                 City time on such date to exchange each $1,000 principal
                                                 amount of this Note for a number of shares of each Basket
                                                 Stock equal to its Initial Exchange Ratio or the Step-up
                                                 Exchange Ratio, as the case may be, subject to any
                                                 adjustment (x) to the Initial Exchange Ratio or the Step-


                                                     3


                                                 up Exchange Ratio, as the case may be, (y) in the stock,
                                                 other securities or other property or assets (including,
                                                 without limitation, cash or other classes of stock of the
                                                 issuer of such Basket Stock) ("Other Exchange Property")
                                                 to be delivered instead of or in addition to such Basket
                                                 Stock as a result of any corporate event described under
                                                 "Adjustments to the Initial Exchange Ratios, the Step-up
                                                 Exchange Ratios and the Basket" below, in each case,
                                                 required to be made prior to the close of business on the
                                                 second Business Day after any such Exchange Date.
                                                 Upon any such exchange, the Issuer may, at its sole
                                                 option, either deliver such Basket Stock (or such Other
                                                 Exchange Property to be delivered instead of or in
                                                 addition to such Basket Stock as aforesaid) or pay an
                                                 amount in cash for each $1,000 principal amount of this
                                                 Note equal to the Basket Value as of the close of business on such Exchange Date, as determined by the Calculation
                                                 Agent, in lieu of such Basket Stock (or such Other
                                                 Exchange Property).  Such delivery or payment shall be
                                                 scheduled to be made 3 Business Days after any Exchange
                                                 Date, subject to delivery of this Note to the Trustee such third business day after the Exchange Date, or if later, the day on which this Note is actually delivered to the Trustee and all conditions of the Exchange are fulfilled, is referred to as the "Exchange Settlement Date."  Upon any exercise
                                                 of the Exchange Right, the holder of this exchanged Note
                                                 shall not be entitled to receive any cash payment
                                                 representing any accrued but unpaid interest on this Note.
                                                 Consequently, if this Note is exchanged so that the
                                                 Exchange Settlement Date occurs during the period from
                                                 the close of business on the Record Date (as defined
                                                 below) for the payment of interest and prior to the next
                                                 succeeding Interest Payment Date, this Note must, as a
                                                 condition to the delivery of the Basket Stocks or cash, be accompanied by funds equal to the interest payable on
                                                 such succeeding Interest Payment Date on the principal
                                                 amount so exchanged.

                                                 Prior to 9:30 a.m. on the first Business Day immediately
                                                 succeeding any Exchange Date, the Issuer shall cause the
                                                 Calculation Agent to provide written notice to the Trustee at its New York office and to The Depository Trust Company, or any successor depositary ("DTC"), on which notice the
                                                 Trustee and DTC may conclusively rely, (i) of its
                                                 receipt of any such "Official Notice of Exchange," (ii)


                                                         4




                                                 of the Issuer's determination to deliver shares of Basket
                                                 Stocks (or, if applicable, any Other Exchange Property to be delivered as a result of any corporate event described in
                                                 paragraphs 5, 6 or 7 under "Adjustments to the Initial
                                                 Exchange Ratios, the Step-up Exchange Ratios and the
                                                 Basket" below) or to pay an equivalent amount of cash for
                                                 each $1,000 principal amount of this Note and (iii) if the
                                                 Basket Stocks are to be delivered (or, if applicable,
                                                 any Other Exchange Property) of the number of shares of
                                                 such Basket Stocks (or the amount of such Other Exchange
                                                 Property), and of the amount of any cash to be paid in lieu of fractional shares of such Basket Stocks (or of any other securities included in Other Exchange Property, if
                                                 applicable) or, if cash is to be paid, of the amount of such cash for each $1,000 principal amount of this Note. If, as a result of any corporate event described under "Adjustments to the Initial Exchange Ratios, the Step-up Exchange
                                                 Ratios and the Basket" occurring during the period from and including the Exchange Date to but excluding the Exchange
                                                 Settlement Date the Calculation Agent makes any adjustment to any
                                                 Exchange Ratio of a Basket Stock and consequent adjustment to the number of shares of such Basket Stock to be delivered or any adjustment to the quantity of any Other Exchange Property
                                                 due to the holder of this Note, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New
                                                 York office and to DTC, on which notice the Trustee may
                                                 conclusively rely. No adjustments to the Exchange Ratio will be made after the Exchange Date if the Issuer has given notice that it will deliver cash for each $1,000 principal amount of
                                                 this Note.

                                                 The Issuer shall, or shall cause the Calculation Agent
                                                 to, deliver any such Basket Stocks (or any Other Exchange
                                                 Property) or such cash to the Trustee for delivery to the
                                                 holders.

Record Date.................................     The Record Date for each Interest Payment Date (other
                                                 than the Maturity Date) will be the close of business on
                                                 the date 15 calendar days prior to such Interest Payment
                                                 Date, whether or not that date is a Business Day.

No Fractional Shares .......................     If upon any exchange of this Note the Issuer chooses to
                                                 deliver the Basket Stocks (and, if applicable, any other
                                                 stock or other securities), the Issuer shall pay cash in lieu



                                                         5





                                                 of delivering fractional shares of any Basket Stock
                                                 (and, if applicable, of any other stock or securities) in
                                                 an amount equal to the corresponding fractional
                                                 Market Price of such fraction of such Basket Stock (or, if applicable, of such other stock or other securities) as
                                                 determined by the Calculation Agent as of either (i) such
                                                 Exchange Date, or (ii) the second Business Day prior to
                                                 the Call Date or (iii) in the event of a subsequent
                                                 adjustment to the Initial Exchange Ratio or the Step-up
                                                 Exchange Ratio as of the date of such adjustment, as
                                                 applicable.

Exchange Date...............................     Any Trading Day on which a holder satisfies the
                                                 conditions to exchanging the notes as described under
                                                 "Exchange Right" above; provided that such Trading Day
                                                 falls during the period beginning April 2, 2001 and ending on the day prior to the earliest of (i) the fifth scheduled
                                                 Trading Day prior to the Maturity Date, (ii) the fifth
                                                 scheduled Trading Day prior to the Call Date and (iii) in
                                                 the event of a call for the relevant cash Call Price as
                                                 described under "--MSDW Call Right" below, the last scheduled
                                                 Trading Day prior to the MSDW Notice Date.

MSDW Call Right ............................     On or after April 2, 2001, the Issuer may call this Note, in whole but not in part, for mandatory exchange into the
                                                 Basket Stocks (and, if applicable, any Other Exchange
                                                 Property) at the Initial Exchange Ratios or the Step-up
                                                 Exchange Ratios, as the case may be, provided that, if the
                                                 Basket Value on the Trading Day immediately preceding
                                                 the MSDW Notice Date, as determined by the Calculation
                                                 Agent, is less than the relevant Call Price, the Issuer shall pay the relevant Call Price in cash on the Call Date.

                                                 On or after the MSDW Notice Date, unless the Issuer has
                                                 called this Note for cash, the holder of this Note shall
                                                 continue to be entitled to exercise the Exchange Right
                                                 and receive any amounts described under "Exchange
                                                 Right" above.

                                                 On the MSDW Notice Date, the Issuer shall give notice of
                                                 the Issuer's exercise of the MSDW Call Right (i) to the
                                                 holder of this Note by mailing notice of such exercise by
                                                 first class mail, postage prepaid, at least 15 days and
                                                 not more than 45 days prior to the date (the "Call Date") on which the Issuer shall effect such exchange at the holder's

                                                         6




                                                 last address as it shall appear upon the registry
                                                 books, (ii) to the Trustee by telephone or
                                                 facsimile confirmed by mailing such notice to the
                                                 Trustee by first class mail, postage prepaid, at
                                                 its New York office and (iii) to DTC in accordance
                                                 with the applicable procedures set forth in the
                                                 Letter of Representations related to this Note.
                                                 Any notice which is mailed in the manner herein
                                                 provided shall be conclusively presumed to have
                                                 been duly given, whether or not the holder of this
                                                 Note receives the notice. Failure to give notice
                                                 by mail, or any defect in the notice to the holder
                                                 of any Note shall not affect the validity of the
                                                 proceedings for the exercise of the MSDW Call
                                                 Right with respect to any other Note.

                                                 The notice of the Issuer's exercise of the MSDW
                                                 Call Right shall specify (i) the Call Date, (ii)
                                                 whether the Basket Value on the Trading Date
                                                 immediately prior to the MSDW Notice Date is less
                                                 than the relevant Call Price so that the Issuer
                                                 will pay the relevant Call Price in cash on the
                                                 Call Date, (iii) the place or places of payment in
                                                 cash (in the event of a call for the Call Price)
                                                 or, if the Basket Value, as determined by the
                                                 Calculation Agent, is equal to or greater than the
                                                 relevant Call Price, the place or places of
                                                 delivery of the Basket Stocks, and, if applicable,
                                                 of any Other Exchange Property to be delivered as
                                                 a result of any corporate event described in
                                                 paragraphs 5, 6 or 7 under "Adjustments to the
                                                 Initial Exchange Ratios, the Step-up Exchange
                                                 Ratios and the Basket" (and of any cash to be paid
                                                 in lieu of fractional shares of any Basket Stock
                                                 (and, if applicable, of any such other stock or
                                                 securities)), (iv) the number of shares of each
                                                 Basket Stock (and, if applicable, the quantity of
                                                 any other Exchange Property) to be delivered per
                                                 $1,000 principal amount of this Note, (v) that
                                                 such delivery will be made upon presentation and
                                                 surrender of this Note and (vi) that such exchange
                                                 is pursuant to the MSDW Call Right.

                                                 The notice of the Issuer's exercise of the MSDW Call
                                                 Right shall be given by the Issuer or, at the Issuer's
                                                 request, by the Trustee in the name and at the expense of the
                                                 Issuer.

                                                 If the Basket Stocks (and, if applicable, any Other
                                                 Exchange Property) are to be delivered and, as a result of



                                                        7




                                                 any corporate event described under "Adjustments to the Initial
                                                 Exchange Ratios, the Step-up Exchange Ratios and the Basket"
                                                 occurring during the period from and including the MSDW Notice Date to the close of business on the second Business Day prior to the
                                                 Call Date, the Calculation Agent makes any adjustment to any
                                                 Initial Exchange Ratio or Step-up Exchange Ratio of any Basket
                                                 Stock and consequent adjustment to the number of shares of such
                                                 Basket Stock to be delivered or any adjustment to the quantity of any Other Exchange Property due to the holder of this Note, the
                                                 Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office and to DTC, on which notice the Trustee and DTC may conclusively rely. No adjustment to any
                                                 Initial Exchange Ratio or Step-up Exchange Ratio shall be made as a result of any corporate event occurring after the close of business on the second Business Day prior to the Call Date.

                                                 If this Note is so called for mandatory exchange by the Issuer, then, unless the holder subsequently exercises his Exchange Right
                                                 (the exercise of which shall not be available to the holder following a call for cash in an amount equal to the relevant Call
                                                 Price), the Basket Stocks (and, if applicable, any Other Exchange
                                                 Property) or (in the event of a call for cash, as described above)
                                                 cash to be delivered to the holder of this Note shall be delivered on the Call Date fixed by the Issuer and set forth in its notice of its exercise of the MSDW Call Right, upon delivery of this Note to the Trustee. The Issuer shall, or shall cause the Calculation Agent to, deliver such shares of the Basket Stock or cash to the Trustee for delivery to the holders.

                                                 If this Note is not surrendered for exchange on the Call Date, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture (as defined below) after the Call Date, except with respect to the holder's right to receive the Basket
                                                 Stocks (and, if applicable, any Other Exchange Property) or cash due in connection with the MSDW Call Right.

MSDW Notice Date............................     The scheduled Trading Day on which the Issuer issues its
                                                 notice of mandatory exchange, which must be at least 15
                                                 but no more than 45 days prior to the Call Date.



                                                        8





Call Date...................................     The scheduled Trading Day on or after April 2, 2001
                                                 specified by the Issuer in its notice of mandatory exchange on which the Issuer shall deliver the Basket Stocks or cash to the holder of this Note for mandatory exchange.


Call Price..................................     For any Call Date from and including April 2, 2001 to and
                                                 including April 15, 2003: $1,684.22.

                                                 For any Call Date on or after April 16, 2003: $1,000.

Market Price................................     If a Basket Stock (or any other security for which a
                                                 Market Price must be determined) is listed on a national
                                                 securities exchange, is a security of the Nasdaq National
                                                 Market or is included in the OTC Bulletin Board Service
                                                 ("OTC Bulletin Board") operated by the National
                                                 Association of Securities Dealers, Inc. (the "NASD"), the
                                                 Market Price for one share of such Basket Stock (or one
                                                 unit of any such other security) on any Trading Day
                                                 means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal
                                                 United States securities exchange  registered under the
                                                 Securities Exchange Act of 1934, as modified (the
                                                 "Exchange Act"), on which such Basket Stock (or any
                                                 such other security) is listed or admitted to trading or
                                                 (ii) if not listed or admitted to trading on any such
                                                 securities exchange or if such last reported sale price is not obtainable (even if such Basket Stock (or other such
                                                 security) is listed or admitted to trading on such securities exchanges), the last reported sale price of the principal
                                                 trading session on the over-the-counter market as reported on the Nasdaq National Market or OTC Bulletin Board on
                                                 such day.  If the last reported sale price of the principal trading session of the principal trading session is not
                                                 available pursuant to clause (i) or (ii) of the preceding
                                                 sentence because of a Market Disruption Event or
                                                 otherwise, the Market Price for any Trading Day shall be
                                                 the mean, as determined by the Calculation Agent, of the
                                                 bid prices for such Basket Stock (or any such other
                                                 security) obtained from as many dealers in such security,
                                                 but not exceeding three, as shall make such bid prices
                                                 available to the Calculation Agent. Bids of MS & Co. or
                                                 any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq



                                                        9




                                                 National Market" shall include a security included in any
                                                 successor to such system and the term "OTC Bulletin Board
                                                 Service" shall include any successor service thereto.

Trading Day.................................     A day, as determined by the Calculation Agent, on which
                                                 trading is generally conducted on the New York Stock
                                                 Exchange, Inc. ("NYSE"), the American Stock Exchange,
                                                 LLC, the Nasdaq National Market, the Chicago
                                                 Mercantile Exchange and the Chicago Board of Options
                                                 Exchange and in the over-the-counter market for equity
                                                 securities in the United States and on which a Market
                                                 Disruption Event (as defined below) has not occurred.

Calculation Agent...........................     Morgan Stanley & Co. Incorporated and its successors
                                                 ("MS & Co.")

Adjustments to the Exchange
Ratios and Basket...........................     The Initial Exchange Ratios and the Step-up Exchange
                                                 Ratios with respect to any Basket Stock and the Basket
                                                 shall be adjusted as follows:

                                                 Adjustments to the "Exchange Ratio" as described below apply equally to the Initial Exchange Ratio and the Step- up Exchange
                                                 Ratio

                                                 1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange
                                                 Ratio of such Basket Stock shall be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

                                                 2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a
                                                 distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of the Basket
                                                 Stock, then once the dividend has become effective and such Basket
                                                 Stock is trading ex-dividend, the Exchange Ratio of such Basket
                                                 Stock shall be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share

                                                        10




                                                 of such Basket Stock and (ii) the prior Exchange Ratio of such
                                                 Basket Stock.

                                                 3. There shall be no adjustments to either Exchange Ratio to reflect cash dividends or other distributions paid with respect to a Basket Stock other than distributions described in paragraph 6 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to a Basket Stock shall be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding
                                                 non-Extraordinary Dividend for such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Market Price of such Basket Stock on the
                                                 Trading Day preceding the ex-dividend date for the payment of such
                                                 Extraordinary Dividend (the "ex-dividend date"). If an
                                                 Extraordinary Dividend occurs with respect to a Basket Stock, the
                                                 Exchange Ratio with respect to such Basket Stock shall be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio shall equal the product of (i) the then current Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary
                                                 Dividend Amount" with respect to an Extraordinary Dividend for a
                                                 Basket Stock shall equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such
                                                 Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an
                                                 Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Basket
                                                 Stock described in paragraph 6 below that also constitutes an
                                                 Extraordinary Dividend for such Basket


                                                        11




                                                 Stock shall only cause an adjustment to the Exchange Ratio for such
                                                 Basket Stock pursuant to paragraph 6.

                                                 4. If the issuer of a Basket Stock is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, this Note shall continue to be exchangeable into such Basket Stock so long as a Market Price for such Basket
                                                 Stock is available. If a Market Price is no longer available for such Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of the issuer of such Basket Stock to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Basket
                                                 Stock shall equal zero for so long as no Market Price is available.

                                                 5. If there occurs any reclassification or change of a Basket
                                                 Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of such Basket Stock, or if the issuer of such Basket Stock has been subject to a merger,
                                                 combination or consolidation and is not the surviving entity, or if there occurs a sale or conveyance to another corporation of the property and assets of the issuer of such Basket Stock as an entirety or substantially as an entirety, in each case as a result of which the holders of such Basket Stock shall be entitled to receive stock, other securities or other property or assets
                                                 (including, without limitation, cash or other classes of stock of the issuer of such Basket Stock) ("Exchange Property") with respect to or in exchange for such Basket Stock, then with respect to such
                                                 Basket Stock the holders of this Note shall be entitled thereafter to exchange this Note into the kind and amount of Exchange Property that the holder would have owned or been entitled to receive upon such reclassification, change, merger, combination, consolidation, sale or conveyance had the holder exchanged this Note at the then current Exchange Ratio for such Basket Stock immediately prior to any such corporate event, but without interest thereon. At such time, no adjustment will be made to the Exchange Ratio.

                                                 6. If the issuer of a Basket Stock issues to all of its
                                                 shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in paragraph 5 above), then the holder of this


                                                        12




                                                 Note shall be entitled to receive such new equity securities upon exchange of this Note. The Exchange Ratio for such new equity securities shall equal the product of the Exchange Ratio in effect for such Basket Stock at the time of the issuance of such new equity securities times the number of shares of the new equity securities issued with respect to one share of such Basket Stock.

                                                 7. No adjustments to any Exchange Ratio shall be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Market Price.
                                                 However, the Issuer may, at its sole discretion, cause the
                                                 Calculation Agent to make additional changes to the Exchange Ratio upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or
                                                 shareholders' rights in, a Basket Stock (or other Exchange
                                                 Property) but only to reflect such changes, and not with the aim of changing relative investment risk.

                                                 No adjustments to any Exchange Ratio shall be required unless such adjustment would require a change of at least 0.1% in the Exchange
                                                 Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above shall be rounded to the nearest one hundred- thousandth with five one-millionths being rounded upward.

                                                 If the holder of this note exercises his Exchange Right and the
                                                 Issuer elects to deliver the Basket Stock, the Issuer will continue to make such adjustments until the close of business on the day prior to the Exchange Settlement Date.

                                                 The Calculation Agent shall be solely responsible for the
                                                 determination and calculation of any Adjustments to the Initial
                                                 Exchange Ratios, the Step-up Exchange Ratios and the of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph
                                                 5 or 6 above, and its determinations and calculations with respect thereto shall be conclusive. If the holder of this Note exercises his Exchange Right and the Issuer elects to


                                                        13




                                                 deliver the Basket Stocks, the Issuer will continue to make such adjustments until the close of business on the day prior to the
                                                 Exchange Settlement Date.

                                                 The Calculation Agent shall provide information as to any
                                                 adjustments to any Exchange Ratio upon written request by the holder of this Note.

Market Disruption Event.....................     "Market Disruption Event" means, with respect to any
                                                 Basket Stock, the occurrence or existence of any of the
                                                 following events as determined by the Calculation Agent:

                                                    (i) a suspension, absence or material limitation of trading of such
                                                    Basket Stock on the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation on the primary market for trading in options contracts related to such
                                                    Basket Stock, if available, during the one-half hour period preceding the close of trading session in the applicable market;
                                                    and

                                                    (ii) a determination by the Calculation Agent in its sole
                                                    discretion that any event described in clause (i) above materially interfered with the ability of the Issuer or any of its affiliates to unwind all or a material portion of the hedge with respect to the 0.5% Exchangeable Notes due March 30, 2008 (Exchangeable for
                                                    Shares of Common Stock of Three Technology Companies).


                                                 For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract shall not constitute a
                                                 Market Disruption Event, (3) limitations pursuant to NYSE Rule

                                                        14




                                                 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the
                                                 Calculation Agent) on trading during significant market
                                                 fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in an options contract on Any Basket Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market,
                                                 (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to Such Basket Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Any
                                                 Basket Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default..............     In case an Event of Default with respect to this Note shall have occurred and be continuing, the amount declared due
                                                 and payable upon any acceleration of this Note shall be
                                                 determined by MS & Co., as Calculation Agent, and shall
                                                 be equal to the principal amount of this Note plus any
                                                 accrued and unpaid interest at the Interest Rate to but not including the date of acceleration; provided that if (x) the holder of this Note has submitted an Official Notice of
                                                 Exchange to the Issuer in accordance with the Exchange
                                                 Right or (y) the Issuer has called this Note, other than a call for the relevant cash Call Price, in accordance with
                                                 the MSDW Call Right, the amount declared due and
                                                 payable upon any such acceleration shall be an amount in
                                                 cash for each $1,000 principal amount of this Note equal
                                                 to the Exchange Ratio times the Market Price, determined
                                                 by the Calculation Agent as of the Exchange Date or as of
                                                 the date of acceleration, respectively, and shall not include any accrued and unpaid interest thereon; provided further
                                                 that if the Issuer has called this Note for cash in an
                                                 amount equal to the relevant Call Price, in accordance
                                                 with the MSDW Call Right, the amount declared due and
                                                 payable upon any such acceleration shall be an amount in



                                                        15





                                                 cash for each $1,000 principal amount of this Note equal
                                                 to the relevant Call Price. See "Call Price" above.



                                                        16

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & Co., or registered assignees, the principal sum of U.S.$62,000,000 (UNITED STATES DOLLARS SIXTY-TWO MILLION), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest

Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the

Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED: April 2, 2001                            MORGAN STANLEY DEAN WITTER & CO.



                                                By:
                                                   ----------------------------
                                                   Name:  Eileen S. Wallace
                                                   Title: Assistant Treasurer

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Senior Indenture.

THE CHASE MANHATTAN BANK,
   as Trustee

By:
   -------------------------------------
      Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the

Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  - as tenants in common
     TEN ENT  - as tenants by the entireties
     JT TEN   - as joint tenants with right of survivorship and not as tenants in common

   UNIF GIFT MIN ACT -__________________________Custodian_______________________
                                (Minor)                          (Cust)

   Under Uniform Gifts to Minors Act____________________________________________
                                                     (State)

 Additional abbreviations may also be used though not in the above list.


                            -----------------------

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


----------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

   .


Dated:__________________________________  ______________________________________
                                          NOTICE: The signature on this Option
                                          to Elect Repayment must correspond
                                          with the name as written upon the face
                                          of the within instrument in every
                                          particular without alteration or
                                          enlargement.

                                                                         ANNEX A

                                                     OFFICIAL NOTICE OF EXCHANGE

                                              Dated: [On or after April 2, 2001]

Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as
  Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 761-0674
(Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, 0.5% Exchangeable Notes due March 30, 2008 (Exchangeable for Shares of Common Stock of Three Technology Companies (the "Basket Stocks")) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617 446 GJ2) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is prior the earliest of (i) the fifth scheduled Trading Day prior to March 30, 2008, (ii) the fifth scheduled Trading Day prior to the Call Date and
(iii) in the event of a call for the cash Call Price, the last scheduled Trading Day prior to the MSDW Notice Date, the Exchange Right as described in Pricing Supplement No. [ ] dated March 26, 2001 (the "Pricing Supplement") to the Prospectus Supplement dated January 24, 2001 and the Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon MSDW will deliver, at its sole option, shares of the Basket Stocks or cash 3 business days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes) and (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged.

     The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.


                                        Very truly yours,


                                        ----------------------------------------
                                        [Name of Holder]


                                        By:
                                           -------------------------------------
                                           [Title]


                                        ----------------------------------------
                                        [Fax No.]

                                        $
                                         ---------------------------------------
                                        Principal Amount of Notes to be
                                        surrendered for exchange


Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY DEAN WITTER & CO., as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   ----------------------------------------
   Title:

Date and time of acknowledgment____________________

Accrued interest, if any, due upon surrender of the Notes for exchange:$________

                                                                A-1

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